CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, D. Gary Fife, President and William Whittle, Vice President and Treasurer of Big Bear Gold Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Big Bear Gold Corporation for the nine month period ended November 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Big Bear Gold Corporation.

Dated: June 28, 2004

/s/ D. Gary Fife
D. Gary Fife
President (Principal Executive Officer)

/s/ William Whittle
William Whittle
Vice President and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Big Bear Gold Corporation and will be retained by Big Bear Gold Corporation and furnished to the Securities and Exchange Commission or its staff upon request.